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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of Safeskin Corporation on Form S-3 of our report dated February 28, 1996 on our audits of the consolidated financial statements and financial statement schedules of Safeskin Corporation as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our Firm under the caption 'Experts.'

                                          COOPERS & LYBRAND L.L.P.


San Diego, California
December 30, 1996